                                    EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP.



                                  October 6, 2000

Jupiter Media Metrix, Inc.
250 Park Avenue South, 7th Floor
New York, NY 10003

                  Re: Jupiter Media Metrix, Inc. Registration Statement on Form S-8 for Offering of an Aggregate of 5,320,000 Shares of Common Stock

Ladies and Gentlemen:

                  We have acted as counsel to Jupiter Media Metrix, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 5,320,000 shares of the Company's common stock, par value $0.01 per share (the "Shares"), authorized for issuance under the Media Metrix, Inc. Amended and Restated 2000 Equity Incentive Plan and the Media Metrix, Inc. Amended and Restated 2000 Employee Stock Purchase Plan (collectively, the "Plans").

                  This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

                  We have reviewed the corporate proceedings taken by the Company in connection with the adoption and amendment of the Plans. Based on such review, we are of the opinion that, if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of the Plans and agreements duly authorized under the Plans and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

                  We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or
Item 509 of Regulation S-K.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares.

                                              Very truly yours,

                                             /s/ BROBECK, PHLEGER & HARRISON LLP